Exhibit 10.25.4.3a
Schedule of Omitted Mortgage Agreements
(Floating Rate Pools)
The agreements listed below are substantially identical in all material respects to the Mortgage Security Agreement, Assignment of Rents and Fixture Filing from Ashford Atlantic Beach LP, as Borrower to Wachovia Bank, National Association, as Lender, dated April 11, 2007, with respect to Sea Turtle Inn, Atlantic Beach, Florida, filed as Exhibit 10.25.4.3 (the “Form Agreement”), except as to the parties thereto, the name and legal description of the property, and the title of the document (to conform to applicable state law and convention). There are no other material differences between any of the listed documents and the Form Agreement. These agreements are not being filed as exhibits in reliance on Instruction 2 to Item 601 of Regulation S-K.
•	Open-End Mortgage, Security Agreement, Assignment of Rents and Fixture Filing from Ashford Columbus LP, as Borrower to Wachovia Bank, National Association, as Lender dated April 11, 2007, with respect to Doubletree Guest Suites, Columbus, Ohio

•	Mortgage, Security Agreement, Assignment of Rents and Fixture Filing from Ashford Coral Gables LP, as Borrower to Wachovia Bank, National Association, as lender dated April 11, 2007, with respect to Hyatt Regency, Coral Gables, Florida

•	Deed to Secure Debt, Security Agreement and Assignment of Rents from Ashford Kennesaw I LP, as Borrower to Wachovia Bank, National Association, as Lender dated April 11, 2007, with respect to Fairfield Inn, Kennesaw, Georgia

•	Deed to Secure Debt, Security Agreement and Assignment of Rents from Ashford Kennesaw II LP, as Borrower to Wachovia Bank, National Association, as Lender dated April 11, 2007, with respect to Springhill Suites, Kennesaw, Georgia

•	Deed to Secure Debt, Security Agreement and Assignment of Rents from Ashford Lawrenceville LP, as Borrower to Wachovia Bank, National Association, as Lender dated April 11, 2007, with respect to Hampton Inn, Lawrenceville, Georgia

•	Mortgage, Security Agreement, Assignment of Rents and Fixture Filing from Ashford Mobile LP, as Borrower to Wachovia Bank, National Association, as Lender dated April 11, 2007, with respect to Homewood Suites, Mobile, Alabama

•	Mortgage, Security Agreement, Assignment of Rents and Fixture Filing from Ashford Santa Fe LP, as Borrower to Wachovia Bank, National Association, as Lender dated April 11, 2007, with respect to Hilton, Santa Fe, New Mexico

      The two agreements listed below (the “Deeds of Trust”) are substantially identical in all material respects to the Form Agreement, except as to the parties thereto, the name and legal description of the property, the title of the document (to conform to applicable state law and convention) and the specific provisions noted below. These agreements are not being filed as exhibits in reliance on Instruction 2 to Item 601 of Regulation S-K.
•	Purchase Money Deed of Trust, Security Agreement, Assignment of Rents and Fixture Filing from Ashford BWI Airport, LP, as Borrower, to Linda L. Rose, as Trustee and Wachovia Bank, National Association, as Lender dated April 11, 2007, with respect to Springhill Suites, BWI Airport, Maryland

•	Deed of Trust, Security Agreement, Assignment of Rents and Fixture Filing from Ashford LV Hughes Center LP, as Borrower to United Title of Nevada, as Trustee and Wachovia Bank, National Association, as Lender dated April 11, 2007, with respect to Residence Inn, Las Vegas, Nevada
     The Deeds of Trust include the concept of a trustee, acting for the benefit of the lender, and each includes the following additional provisions, related to the utilization of a trustee, which provisions are not included in the Form Agreement:
     Section 18.33. Concerning the Trustee. Trustee shall be under no duty to take any action hereunder except as expressly required hereunder or by law, or to perform any act which would: involve Trustee in any expense or liability or to institute or defend any suit in respect hereof, unless properly indemnified to Trustee’s reasonable satisfaction. Trustee, by acceptance of this Security Instrument, covenants to perform and fulfill the trusts herein created, being liable, however, only for gross negligence or willful misconduct,. and hereby waives any statutory fee and agrees to accept reasonable compensation, in lieu thereof, for any services rendered by Trustee in accordance with the terms hereof. Trustee may resign at any time by written instrument to that effect delivered to Lender. Lender may remove Trustee at any time or from time to time and select a successor trustee. In the event of the death, removal, resignation, refusal to act, or inability to act of Trustee, or in its sole discretion for any reason whatsoever Lender may, without notice and without specifying any reasons therefor and without applying to any court, select and appoint a successor trustee, by an instrument recorded wherever this Security Instrument is recorded, and all powers, rights, duties and authority of Trustee, as aforesaid, shall thereupon become vested in such successor. Such substitute trustee shall not be required to give a bond for the faithful performance of the duties of Trustee hereunder unless required by Lender. The procedure provided for in this Section 18.33 for substitution of Trustee shall be in addition to and not in exclusion of any other provisions for substitution, by law or otherwise.
     Section 18.34. Trustee’s Fees. Borrower shall pay all costs, fees and expenses incurred by Trustee and Trustee’s agents and counsel in. connection with the performance by Trustee of Trustee’s duties hereunder, and all such costs, fees and expenses shall be secured by this Security Instrument.

     This following sections of each of the Deeds of Trust replace, in their entirety, the identically numbered sections included in the Form Agreement:
     Section 18.37. Intentionally Omitted.
     Section 18.38. Certain Matters Relating to Property Located in the State of California. With respect to the Property which is located in the State of California, notwithstanding anything contained herein:
     (a) Power of Sale. Lender may deliver to Trustee a written declaration of an Event of Default and demand for sale which requests that Trustee record and serve a written notice of default and of election to cause the Property to be sold, and cause any or all of the Property to be sold under the power of sale granted by this Security Instrument in the manner herein below specified in this Section.
     (i) Declaration of Default: Acceptance. Lender shall (1) deliver to Trustee a written declaration of an Event of Default which recites facts which demonstrate Borrower’s default; and a demand that Trustee sell the Property, and (2) deposit the Note and this Security Instrument, if required by law, with Trustee. Trustee shall accept Lender’s declaration of an Event of Default as true and as demonstrative of Borrower’s default, and shall record and serve a written notice of default and of election to cause the Property to be sold in the manner required by applicable law.
     (ii) Rescission of Notice of Default. Lender may rescind any notice of default at anytime before Trustee’s sale by executing a notice of rescission and recording it. The recordation of the notice will constitute a cancellation of any prior declaration of an Event of Default and demand for sale and of any acceleration of maturity of the Debt affected by any prior declaration or notice of an Event of Default. The exercise by Lender of the right of rescission will not constitute a waiver of any default then existing or subsequently occurring, or impair the right of Lender to execute other declarations of default and demand for sale, or notices of default and of election to cause the Property to be sold, nor otherwise affect the Note or this Security Instrument, or any of the rights, obligations or remedies of Lender or Trustee hereunder or under applicable taw.
     (iii) Date of Trustee’s Sale. If, after the expiration of any period of time provided by applicable law, Borrower’s Event of Default has not been cured and Borrower’s Debt has not been reinstated in the manner required by applicable law, Trustee shall establish a date for the sale of the Property and record and serve a notice of sale in the manner required by applicable law.
     (iv) Trustee’s Sale. If, on or before the date scheduled for the sale of the Property, Borrower’s Event of Default has not been cured and Borrower’s Debt has not been reinstated, Trustee, without demand on Borrower, shall sell the Property at the time and place fixed by Trustee in the notice of sale, either as a whole or in separate. parcels, and in such order as Trustee may determine, at public auction, and to any Person, including Borrower, Lender or Trustee. The Property shall be sold to the highest bidder for cash payable at the time of sale. Notwithstanding the foregoing, instead of paying cash for the Property, Lender may credit the amount of its auction sale bid by the amount of the Debt, or any fraction thereof, including, without limitation, Trustee’s cost and expenses from the sale of the Property. Lender will be entitled to bid, at any trustee’s or foreclosure sale of the Property, the amount of the Environmental Damages (as hereinafter defined), any costs incurred by Lender with respect to any Environmental Problem and interest in addition to the amount of other Debt as a credit bid, the equivalent of cash. Furthermore, if a bid has been made by Lender in the amount of the Debt, other than Debt for Environmental Damages and any costs incurred by Lender with respect to any Environmental Problem incurred by Lender, any Debt comprised of the Environmental Damages and any costs incurred by Lender with respect to any Environmental Problem shall not be discharged by virtue of the full credit bid and shall remain an obligation of Borrower to be satisfied under this Security Instrument.
     (v) Delivery of Deed. Trustee shall deliver to the purchaser of the Property a deed which conveys title to the Property without any covenant or warranty, express or implied. The recitals in the deed of any matters or facts shall be conclusive proof of their truthfulness.
     (vi) Postponement of Trustee’s Sale. Trustee may postpone the sale of all or any portion of the Property in accordance with California Civil Code §29248, by public announcement at the time and place of sale, and from time to time thereafter Trustee may postpone such sale by public announcement at the time fixed by the preceding postponement or as otherwise allowed by said statute.
     (vii) Application of Sale Proceeds The proceeds of Trustee’s public auction of the Property shall be applied in the following manner. (1) payment of the portion of the Debt attributable to the costs and expenses of the sale; (2) repayment of the portion of the Debt attributable to any sums expended or advanced by Lender (other than the Environmental Damages and costs incurred by Lender with respect to any Environmental Problem) under the terms of this Security Instrument, plus interest at the Default Rate attributable only to the time during which the Default Rate is charged; (3) payment of all other Debt and all other obligations of Borrower secured by this Security Instrument, in any order that Lender chooses; (4) repayment of the portion of the Debt attributable to the Environmental Damages and costs incurred by Lender with respect to any Environmental Problem under the terms of this Security Instrument, plus interest at the Default Rate; and (5) the remainder, if any, to satisfy the outstanding balance of obligations secured by any junior encumbrances in the order of their priority, then to Borrower or Borrower’s successor in interest
     (viii) Proof of Compliance with the Law. If there is a sale of the Property, or any part of it, and the execution of a deed for it, the recital of default and of recording notice of breach and publication of election of sale, and of the elapsing of the required time between the recording and the following notice, and of the sale should be made, will be conclusive proof of the default, recording, election, elapsing of time, and the due giving of notice, and that the sale was regularly and validly made on proper demand by Lender. Any deed with these recitals will be effectual and conclusive against Borrower, its successors, and assigns, and all other Persons. The receipt for the purchase money recited or in any deed executed to the purchaser will be sufficient discharge to the purchaser from all obligations to see to the proper application of the purchase money.
     (b) Acceptance by Trustee. Trustee accepts this trust when this Security Instrument, duly executed and acknowledged, is made a public record as provided by law. Trustee is not obligated to notify any party hereto of pending sale under any other deed of trust or of any action or proceeding in which Borrower, Lender or Trustee shall be a party unless brought by Trustee.
     (c) Rights and Duties. It shall be no part of the duty of Trustee to see to any recording, filing or registration of this Security Instrument or any other instrument in addition or supplemental hereto, or to give any notice thereof, or to see to the payment of or be under any duty in respect of any tax or assessment or other governmental charge which may be levied or assessed on the Property, or any part thereof, or against Trustee, or to see to the performance or observance by Borrower of any of the covenants and agreements contained herein. Trustee shall not be responsible for the execution, acknowledgement or validity of this Security Instrument or of any instrument in addition or supplemental hereto or for the sufficiency of the security purported to be created hereby, and makes no representation in respect thereof or in respect of the rights of Lender. Trustee shall have the right to advice of counsel upon any matters arising hereunder and shall be fully protected in relying as to legal matters on the advice of counsel. Trustee shall not incur any personal liability hereunder except for its own gross negligence or willful misconduct and Trustee shall have the right to rely on any instrument, document or signature authorizing or supporting any action taken or proposed to be taken by Trustee hereunder and believed by Trustee in good faith to be genuine.
     (d) Subrogation to Existing Liens; Vendor’s Lien. To the extent that proceeds of the Note are used to pay Debt secured by any outstanding lien, security interest, charge or prior encumbrance against the Property, such proceeds have been advanced by Lender at Trustee’s request, and Lender shall be subrogated to any and all rights, security interests and liens owned by any owner or holder of such outstanding liens, security interests, charges or encumbrances, however remote, irrespective of whether said liens, security interests, charges or encumbrances are released, and all of the same are recognized as valid and subsisting and are renewed and continued and merged herein to secure the Debt, but the terms and provisions of this Security Instrument shall govern and control the manner and terms of enforcement of the liens, security interests, charges and encumbrances to which Lender is subrogated hereunder. It is expressly understood that, in consideration of the payment of such indebtedness by Lender, Borrower hereby waives and releases all demands and causes of action for offsets and payments in connection with the said indebtedness. If all or any portion of the proceeds of the Loan or of the Debt has been advanced for the purpose of paying the purchase price for all or a part of the Property, no vendor’s lien is waived; and Lender shall have, and is hereby granted, a vendor’s lien on the Property as cumulative additional security for the secured indebtedness. Lender may foreclose under this Security Instrument or under the vendor’s lien without waiving the other or may foreclose under both.
     (e) Substitute Trustee. Trustee may resign by an instrument in writing addressed to Lender, or Trustee may be removed at any time with or without cause by an instrument in writing executed by Lender. In case of the death, resignation, removal or disqualification of Trustee, or if for any reason Lender shall deem it desirable to appoint a substitute or successor trustee to act instead of the herein named trustee or any substitute or successor trustee, then Lender shall have the right and is hereby authorized and empowered to appoint a successor trustee, or a substitute trustee, without other formality than appointment and designation in writing executed by Lender, and the authority hereby conferred shall extend to the appointment of other successor and substitute trustees successively. until the Debt secured hereby has been paid in full, or until the Property is fully and finally sold hereunder. In the event that the Debt is owned by more than one person or entity, the holder or holders of not less than a majority in amount of such indebtedness shall have the right and authority to make the appointment of a successor or substitute trustee as provided for in the preceding sentence or to remove Trustee as provided in the first sentence of this Section 18.38(e). Such appointment and designation by Lender, or by the holder or holders of not less than a majority of the Debt secured hereby, shall be fall evidence of the right and authority to make the same and of all facts therein recited. If Lender is a corporation or association or trust and such appointment is executed in its behalf by an officer or trustee of such corporation or association or trust, such appointment shall be conclusively presumed to be executed with authority and shall be valid and sufficient without proof of any action by the board of directors or any superior officer of the corporation or association or trust. Upon the making of any such appointment and designation, all of the estate and title of Trustee in the Property shall vest in the named successor or substitute trustee, and it shall thereupon succeed to and shall hold, possess and execute, all of the rights, powers, privileges, immunities and duties herein conferred upon Trustee; but, nevertheless, upon the written request of Lender or of the successor or substitute trustee, the trustee ceasing to act shall execute and deliver an instrument transferring to such successor or substitute trustee all of the estate and title in the Property of the trustee so ceasing to act, together with all the rights, powers, privileges, immunities and duties herein conferred upon the Trustee, and shall duly assign, transfer and deliver any of the properties and moneys held by said trustee hereunder to said. successor or substitute trustee. All references herein to “Trustee” shall be deemed to refer to Trustee (including any successor or substitute appointed and designated as herein provided) from time to time acting hereunder.
     (f) No Liability of Trustee. TRUSTEE SHALL NOT BE LIABLE FOR ANY ERROR OF JUDGMENT OR ACT DONE BY TRUSTEE IN GOOD FAITH, OR BE OTHERWISE RESPONSIBLE OR ACCOUNTABLE UNDER ANY CIRCUMSTANCES WHATSOEVER (INCLUDING TRUSTEE’S NEGLIGENCE), EXCEPT FOR TRUSTEE’S GROSS NEGLIGENCE OR MISCONDUCT. Trustee shall have the right to rely on any instrument, document or signature authorizing or supporting any action taken or proposed to be taken by it hereunder, believed by it in good faith to be genuine. All moneys received by Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated in any manner from any other moneys (except to the extent required by law), and Trustee shall be under no liability for interest on any moneys received by it hereunder. Trustee hereby ratifies and confirms any and all acts which the herein-named Trustee or its successor or successors, substitute or substitutes, in this trust, shall do lawfully by virtue hereof.
     (g) Judgment on Environmental Provision.
     (i) Judgment Sought Pursuant to California Code of Civil Procedure §736, Lender may bring an action (as such term is defined in California Code of Civil

Procedure §22) for breach of contract against Borrower for breach of any provision contained in Article XVI hereof of the type defined as an “environmental provision” under California Code of Civil Procedure §736 (the “Environmental Provision”), for the recovery of the Environmental Damages listed in Section (ii) hereof, and for the enforcement of the Environmental Provision. Notwithstanding the foregoing, no injunction for the enforcement of an Environmental Provision may be issued after (x) satisfaction of the Debt or (y) transfer of Borrower’s right, title and interest in and to the “Real Property Security” (as such tens is defined in California Code of Civil Procedure §736(£)(4)) in a bona fide transaction to an unaffiliated third parry for fair value.
     (ii) Damages. The damages that Lender may recover pursuant to Section (i) above shall be limited to reimbursement or indemnification of the following (collectively, the “Environmental Damages”);: (w) if not pursuant to an order of any Governmental Authority relating to the cleanup, remediation, or other response action required by any applicable rule promulgated by a Governmental Authority or applicable law, those casts relating to a reasonable and good faith cleanup, remediation, or other response action concerning a Release (notwithstanding anything to the contrary, such term shall have the meaning ascribed to it under California Civil Code of Procedure §736) or threatened release of any hazardous substances (as defined in California Civil Code of Procedure §736) which is anticipated by the Environmental Provision; (x) if pursuant to an order of any Governmental Authority relating to the cleanup, remediation or other response required by applicable law which is anticipated by the Environmental Provision, all amounts reasonably advanced in good faith by Lender in connection therewith, provided that Lender negotiated, or attempted to negotiate, in good faith to minimize the amounts it was required to advance under the order; (y) indemnification against all liabilities of Lender to any third party relating to the breach and not arising from acts, omissions or other conduct which occur after Borrower is no longer an owner or operator of the “Real Property Security,” and provided Lender is not responsible for the environmentally impaired condition of the “Real Property Security” in accordance with the standards set forth in California Code of Civil Procedure §726.5(d) (for the purposes of this Section (ii), the term “owner or operator” means those persons described in § 101(20)(A) of CERCLA); and (z) attorneys’ fees and costs incurred by Lender relating to the breach. Notwithstanding the foregoing, the Environmental Damages recoverable by Lender shall not include (w) any part of the principal amount or accrued interest of the Debt, except for any amounts advanced by Lender to cure or mitigate the breach of any Environmental Provision that is added to the principal amount, and contractual interest thereon, or (x) amounts which relate to a Release which was knowingly permitted, caused or contributed to by Lender or any affiliate or agent of Lender.
     (h) Waiver of Lien. Subject to the terms of California Code of Civil Procedure §726.5, Lender may elect between the following when the “Real Property Security” is “environmentally impaired” and an Event of Default has occurred and is continuing: (1) (i) waive its lien against (A) any parcel of “Real Property Security” that is “environmentally impaired” (as such term is defined in California Code of Civil Procedure §726.5(e)(3)), or is an “affected parcel” (as such term is defined in California Code Civil Procedure §726.5(e)(1)), and (B) all or any portion of the personal property attached to such parcels and (ii) exercise (A) the rights and remedies of an unsecured creditor including reduction of its claim against Borrower to judgment and (B) any other rights and remedies permitted by law or (2) exercise (i) the rights and remedies of a creditor secured by a deed of trust or mortgage, and, if applicable, a lien against fixtures or personal property attached to the “Real Property Security”, and (ii) any other fights and remedies permitted by law. As between Lender and Borrower, for purposes of California Code of Civil Procedure §726.5, Borrower shall have the burden of proving that (1) the Release or threatened Release was not (x) knowingly or negligently caused or contributed to, or (y) knowingly or willfully permitted or acquiesced to, by Borrower or any related party (as such term is defined in California Code of Civil Procedure §726.5(e)(6)), or any affiliate or agent of Borrower or any related party, and (2) in conjunction with the making, renewal or modification of the Debt, (x) neither Borrower, any related party nor any affiliate or agent of Borrower or any related parry had actual knowledge or notice of the Release or threatened Release of any Hazardous Materials, or (y) if such a person had knowledge or notice of the Release or threatened Release, Borrower made written disclosure thereof to Lender after Lender’s written request for information concerning the environmental condition of the Real Property Security, or (z) Lender otherwise obtained actual knowledge thereof prior to the making, renewal. or modification of the Debt.
     (i) Reconveyance Upon Payment of Debt. In the event that Borrower shall cause to be paid the entire Debt and perform in full all of its obligations under the Loan Documents, Lender shall release and shall cause Trustee to release the Property from the lien of this Security Instrument and to reconvey (without warranty by or recourse against Trustee or Lender) the Property to Borrower. Upon Trustee’s receipt of Lender’s request for reconveyance; Trustee shall reconvey, without warranty, the Property or that portion held. When the Property has been fully reconveyed, the last reconveyance will be deemed to be, and will operate as an assignment and release of all current and future Rents to the person legally entitled.
     (j) Environmental Addendum.
     (i) Lender shall have the right, but not the obligation, to enter upon the Property, from time to time upon prior reasonable notice, and in its sole and absolute discretion, to conduct inspections of the Property and the activities conducted thereon to determine the compliance with all Environmental Statutes, the presence of Hazardous Materials and the existence of any potential damages as a result of the condition of the Property. In furtherance thereof, Borrower hereby grants to Lender and its agents, employees and qualified consultants and contractors, the right to enter upon the Property and to perform such tests on the Property (including invasive tests) as are reasonably necessary. Lender shall conduct such inspections and tests at reasonable times, shall use its best efforts to minimize interference with the operation of the Property and agrees to restore the condition of the Property, but Lender shall not be liable for any interference caused thereby unless due to the gross negligence or willful misconduct or omission. of Lender. In furtherance of the purposes above, without limitation of any of Lender’s other rights, Lender may: (x) obtain a court order to enforce Lender’s right to enter and inspect the Property under California Civil Code §2929.5, to which the decision of Lender as to whether there exists any Hazardous Materials on or about the Property in violation of any Environmental Statutes, or a breach by Borrower of any environmental provision of this Security Instrument or any of the other Loan Documents, will be deemed reasonable and conclusive as between the parties; and (y) have a receiver be appointed under

California Code of Civil Procedure §564 to enforce Lender’s right to enter and inspect the Property for the purpose set forth above.
     (ii) Borrower and Lender agree that. (x) this paragraph is intended as Lender’s written request for information and Borrower’s written response concerning the environmental condition of the Property as provided in California Cade of Civil Procedure §726.5; and (y) each representation, warranty or covenant, or indemnity made by Borrower in this Security Instrument or in the other Loan Documents that relates to the existence, location, nature, use, generation, manufacture, storage, disposal, handling, or past, present or future release (as defined in California Civil Code of Procedure §736(f)(5)), or threatened release, of any hazardous substance (as defined in California Civil Code of Procedure §736(1)(3)) into, onto, beneath or from the Property is intended by Borrower and Lender to he an “environmental provision” for the purposes of California Code of Civil Procedure §736 and will survive the payment of the Debt and the termination or expiration of this Security Instrument only if Lender acquires any interest in the Property and will not be affected by Lender’s acquisition of any. interest in the Property, whether by full credit bid at foreclosure, deed in lieu of that, or otherwise. If there is any transfer of any portion of Borrower’s interest in the Property, any successor-in-interest to Borrower agrees by its succession to that interest that the written request made pursuant to this paragraph will be deemed remade to the successor-in-interest without any further or additional action on the part of Lender and that by assuming the Debt secured by this Security Instrument or by accepting the interest of Borrower subject to the lien of this Security Instrument, the successor remakes each of the representations and warranties in this Security Instrument and agrees to be bound by each covenant in this Security Instrument, including but not limited to any indemnity provision.
     (k) Financing Statement This Security Instrument shall also constitute a financing statement pursuant to UCC §9502, and shall be filed as a fixture filing in the Official Records of the County Recorder of the Counties in which the Property is located and covers goods which are or are to become fixtures on the Property.
     (l) Border Zone Property. Borrower represents and warrants that the Property has not been designated as Border Zone Property under the provisions of California Health and Safety Code §25220 et seq, or any regulation adopted in accordance therewith and to Borrower’s knowledge there has been no occurrence or condition on any real property adjoining or in the vicinity of the. Property that is reasonably likely to cause the Property or any part thereof to be designated as Border Zone Property.
     (m) Waiver of Statutory Regulation. By initialing below, Borrower waives any right under California Civil Code §2954.10 or otherwise to prepay the Note, in whole or in part, without a Prepayment Charge (as described. in Section 13.03 hereof). Borrower acknowledges that prepayment of the Note may result in Lender’s incurring additional losses, costs, expenses, and liabilities, including, but not limited to, lost revenue and lost profits. Borrower therefore agrees to pay any prepayment charges on the terms and conditions provided herein, including, without limitation, upon arty Event of Default attributable to the transfer or conveyance of any right, title, or interest in the Property.

     BORROWER AGREES THAT LENDER’S WILLINGNESS TO MAKE THE LOAN AT THE INTEREST RATE FOR THE TERM SET FORTH HEREIN CONSTITUTES ADEQUATE CONSIDERATION, GIVEN INDIVIDUAL WEIGHT BY BORROWER, FOR THIS WAIVER AND AGREEMENT.
     (n) Waivers. All of the following waivers are made only to the extent allowable under California law.
     (i) Borrower waives all benefits and defenses it may have under California Civil Code Section 2809 and agrees that Borrower’s liability pursuant to the Loan Documents may be larger in amount and more burdensome than that of the Cross-collateralized Borrowers. Borrower’s liability under this Security Instrument shall continue until all sums due under the Loan Documents have been paid in full and shall not be limited or affected in any way by any impairment or any diminution or loss of value of any security or collateral for the obligations under the Loan Documents, from whatever cause, including, without limitation, Lender’s failure to perfect a security interest in any such security or collateral or any disability or other defense of the Cross-collateralized Borrowers, any guarantor, other surety, or any pledgor of collateral for the obligations under the Loan Documents or any other person related to the Loan Documents.
     (ii) Borrower agrees that its liability under, and the enforceability of, this Security Instrument are absolute and we not contingent upon the genuineness, validity or enforceability of the Loan Documents or the availability of any defense to the Cross-collateralized Borrowers, any guarantor, other surety, other pledgor of collateral for the obligations under the Loan Documents or any other person related to the obligations under the Loan Documents. Borrower waives all benefits and defenses it may have under California Civil Code Section 2810 and agrees that Borrower shall be liable even if the Cross-collateralized Borrowers, any guarantor, other surety, other pledgor of collateral or any other person related to the obligations under the Loan Documents had no liability at the time of execution of the Loan Documents or later ceases to be liable.
     (iii) Borrower waives its rights under California Civil Code Section 2815 and agrees that by doing so Borrower has no right to revoke this Security Instrument until all obligations under the Loan Documents have been fully satisfied.
     (iv) Borrower waives its rights under California Civil Code Section 2819 and agrees that by doing so Borrower’s liability and the enforceability of this Security Instrument shall continue even if Lender alters any term or obligation under the Loan Documents in any respect.
     (v) Borrower waives its rights under California Civil Code Section 2839 and agrees that by doing so (A) its obligations under this Security Instrument shall not be deemed satisfied by a mere offer of payment by the Cross-collateralized Borrowers, or any other person, of the principal obligations under the Loan Documents, and (B) Borrower’s liability under and the enforceability of this Security instrument shall continue until all obligations under the Loan Documents have been fully satisfied.

     (vi) Borrower waives all benefits and defenses it may have under California Civil Code Sections 2845, 2849 and 2850, including, without limitation, the right to require Lender to (A) proceed against the Cross-collateralized Borrowers, any guarantor, other surety, other pledgor of collateral for the obligations under the Loan Documents or any other person related to the obligations under the Loan Documents, (B) proceed against or exhaust any other security or collateral Lender may hold, or (C) pursue any other right or remedy for Borrower’s benefit, and agree that Lender may foreclose against all or a part of any security Lender may hold without taking any action against the Cross-collateralized Borrowers, any guarantor, other surety, other pledgor of collateral for the obligations under the Loan Documents or any other person related to the obligations outstanding under the Loan Documents, and without proceeding. against or exhausting any security or collateral Lender holds.
     (vii) Borrower waives its rights under California Civil Code Sections 2899 and 3433 and agrees that by doing so Lender has no obligation regarding the order in which Lender exercises its remedies against any collateral security encumbered pursuant to any of the Loan Documents.
     (viii) Borrower waives diligence and all demands, protests, presentments and notices of every kind or nature, including notices of protest, dishonor, nonpayment, acceptance of this Security Instrument and creation, renewal, extension, modification or accrual of any of the obligations under the Loan Documents, Borrower also waives the right to plead all statutes of limitation as a defense to Borrower’s liability under, or the enforceability of, this Security Instrument.
     (ix) Borrower waives any rights or benefits it may have by reason of California Code of Civil Procedure Section 580a which could limit the amount which Lender could recover in a foreclosure of the Property to the difference between the amount owing under the Loan Documents and the fair value of the Property or other real property sold at a nonjudicial foreclosure sale or sales of any other real property held by Lender as security for the obligations under the Loan Documents.
     (x) Borrower waives all rights and defenses arising out of an election of remedies by Lender, even though that election of remedies, such as a nonjudicial foreclosure of the Property or any other real property given to secure the obligations under the Loan Documents, destroys Borrower’s rights of subrogation and reimbursement against the Cross-collateralized Borrowers by the operation of Section 580d of the California Code of Civil Procedure or otherwise.
     (o) Borrower Informed of the Cross-collateralized Borrowers’ Condition. Borrower acknowledges that it has had an opportunity to review the Loan Documents, the value of the security for the obligations under the Loan Documents and the other Cross-collateralized Borrowers’ financial condition and ability to satisfy the obligations under the Loan Documents to which any o£ the-other Cross-collateralized Borrowers is a party. Borrower agrees to keep itself fully informed of all aspects of the other Cross-collateralized Borrowers’ financial condition and the performance of the other Cross-collateralized Borrowers’ obligations to Lender and that Lender has no duty to disclose to Borrower any information pertaining to the other Cross-collateralized Borrowers or any security for the obligations under the Loan Documents.
     (p) Subrogation, Reimbursement and Contribution Rights. Borrower agrees that its rights of subrogation and reimbursement against the other Cross-collateralized Borrowers, their rights of subrogation against any other collateral or security for the obligations under the Loan Documents or the pledgor of such collateral or security and its rights of contribution from any guarantor, other surety or other pledgor of collateral shall be subordinate to Lender’s rights against the other Cross-collateralized Borrowers, in such collateral or security and against any such guarantor, surety or pledgor. Borrower shall have no such rights of subrogation, reimbursement or contribution until all amounts due under the Loan Documents have been paid in full and Lender has released, transferred or disposed of all of its rights in any collateral or security. To the extent allowable under California. laws, Borrower waives its rights under California Civil Code Sections 2847, 2848 and 28.49 to the extern inconsistent with the foregoing.
     (q) Confirmation of Waivers: the Cross-collateralized Borrowers’ Obligations are Secured by Real Property. The following waivers are made only to the extent allowable under California law.
     (i) Borrower waives all rights and defenses that Borrower may have because the Cross-collateralized Borrowers’ obligations are secured by real property. This means, among other things:
     (A) Lender may collect from Borrower without first foreclosing on any real or personal property collateral for the Cross-collateralized Borrowers’ obligations pledged by the Crass-collateralized Borrowers or any other person; and
     (B) if Lender forecloses on any real property collateral pledged by the Cross-collateralized Borrowers or any other person:
     (1) the amount of the Cross-collateralized Borrowers’ obligations outstanding may be reduced only by the price for which the real property collateral is sold at the foreclosure sale, even if the real property collateral is worth more than the sale price; and
     (2) Lender may collect from Borrower even if Lender, by foreclosing on the real property collateral, has destroyed any right Borrower may have to collect from the Cross-collateralized Borrowers.
     (ii) These are unconditional and irrevocable waivers of any rights and defenses Borrower may have because the Cross-collateralized Borrowers’ debt is secured by real property. These rights and defenses include, but are not limited to, any rights or defenses based upon Section 580a, 580b, 580d or 726 of the California Code of Civil Procedure.

     (r) Fixture Filing. The personal property in which Lender has a security interest includes goods which are or shall become fixtures on the Property. This Security Instrument is intended to serve as a fixture filing pursuant to the terms of the California Uniform Commercial Code. This filing shall remain in effect as a fixture filing until this Security Instrument is released or otherwise satisfied of record or its effectiveness otherwise terminates with respect to the Property. In that regard, the following information is provided:

Name of Debtor:	The name of “Borrower” as set forth on signature page

Address of Debtor:	See Section 11.01 above.

Name of Secured Party:	Wachovia Bank, National Association

Address of Secured Party:	See Section 11.01 above.
     Section 18.39. Certain Matters Relating to the Premises Located in the State of Maryland. With respect to the property which is located in the State of Maryland, notwithstanding anything contained herein to the contrary:
     (a) Until an Event of Default in payment of any matter of indebtedness hereby secured as herein provided for, or until breach of any of the covenants, agreements, terms or conditions contained herein or contained in the Note or other Loan Documents to permit Borrower to possess and enjoy said Property and to receive the rents, issues and profits thereof; and on full payment of said Note, and of any extensions or renewals thereof, and interest thereon, and all sums advanced or expended as herein provided, and all other proper costs, charges, expenses, commissions, at any time before the sale hereinafter provided for, to release and reconvey unto and at the cost of Borrower, or the patty or parties than claiming under it, the aforesaid Property.
     (b) Upon the occurrence of an Event of Default:
     (i) Borrower, in accordance with Section 7-105 of the Real Property Article of the Annotated Code of Maryland, as amended, Rule 14201 et. seq. of the Maryland Rules of Procedure or any public general law or public local law of the State of Maryland relating to deeds of trust or mortgages, including any supplements, amendments or additions thereto, does hereby assent to the passage of a decree for the sale of the Property by the Circuit Court for the County in which the Premises is located; or
     (ii) Borrower agrees that Trustee or substitute trustee, at the option of Lender, shall take possession of the Property and/or shall have the power and duty to sell and, in the event of default by any purchaser, to re-sell all or any part of the Premises at public auction.
     (c) Upon any such sale, whether made under the assent to the passing of a decree or under the power of sale, the party selling may sell the Property as a whole, in such parcel or parcels, manner or order as said party selling may, in his sole discretion, elect; such sale may also be at the sole discretion of the party selling, subject to any one or more existing tenancies entered into subsequent to the recordation of this Security Instrument, in accordance with

Section 7-105(f)(2) of the Real Property Article of the Annotated Code of Maryland, as amended. Such sale shall be at public auction, at such time and place, upon such terms and conditions, and after notice to Borrower and such previous public notice (in compliance with the Maryland Rules of procedure) as the Trustee, or substitute trustee, shall deem best for the interest of all parties concerned, and (the terms of the sale being complied with) shall deliver to the purchaser or purchasers (at the cost of such purchaser or purchasers) a trustee’s deed conveying the Property so sold without any covenant or warranty, expressed or implied, such purchaser being hereby discharged from all liability for the application of the purchase of the purchase money; and shall apply the proceeds of sale in the following order: (i) to all expenses of sale of every kind and nature whatsoever, including, without limitation, reasonable attorneys’ fees, all taxes and assessments thereon due, all insurance premiums and fees for guard or watchmen services, all utility charges of whatsoever nature whether or not listed on the real property tax bill, all sums advanced as herein provided, and a trustees’ commission equal to the commission allowed trustees for making sales of property under decrees of the equity courts having jurisdiction, (ii) to the payment of the indebtedness due and outstanding under the Note, whether manned or not, and the interest thereon to date of payment from purchaser, and (iii) to the said Borrower, its successors or assigns, upon the surrender and delivery to the purchaser or to their heirs, personal representatives, successors or assigns of purchaser, of the possession of the Property so sold and conveyed, the surplus (if any) less the expenses (if any) of obtaining possession thereof In the event that the Debt is paid after the first insertion of an advertisement of sale of the Property, but prior to the sale thereof, half of such commissions and all such expenses and costs shall be paid by Borrower, its heirs, successors or assigns.
     (d) In addition, Borrower agrees that Lender may,. upon the occurrence of an Event of Default, proceed under the Uniform Commercial Code as presently contained in the Commercial Law Article of the Annotated Code of Maryland and any and all amendments, additions and supplements thereto, as to all or any part of the chattels, personal property, equipment and fixtures aforesaid, all the rights, remedies and power of a secured parry under the Uniform Commercial Code including, without limitation, the right and power to replevy, sell or otherwise dispose of, foreclose upon, lease or utilize all or any part of such chattels, personal property, equipment and fixtures aforesaid in any manner authorized or permitted under said Uniform Commercial Code.
     (e) Lender may from time to time, without notice to Borrower and with or without cause, substitute a successor or successors to any Trustee named herein or acting hereunder. Upon such appointment, and without conveyance to the successor trustee, the latter shall be vested with all title, powers and duties conferred upon any Trustee herein named or acting hereunder. Each such appointment and substitution shall be made by written Deed of appointment executed by Lender containing reference to this Security Instrument and its place of record which, when duly recorded among the Land Records of the county or city in which the Premises are situated, shall be conclusive proof of proper appointment of the successor trustee. The procedure herein provided for substitution of trustees shall not be exclusive of all other provisions for substitution, statutory or otherwise.
     (f) In the event that two or more trustees are named herein, any one or more of the trustees shall be clothed with full power to act when action hereunder is required; in the event that two or more trustees are named herein and the substitution of a trustee shall become necessary for any reason, the substitution of one or more trustees in the place of the two or more named herein shall be sufficient.
     (g) The Trustee may act hereunder and may sell and convey the Premises under power granted by this instrument, although the Trustee has been, may now be and may hereafter be an attorney or agent of the holder of the Note secured hereby. The holder of the Note secured hereby may bid and become the purchaser at any sale under this Security Instrument.
     (h) Borrower expressly represents and warrants that the loan secured by this Security Instrument is a Commercial Loan within the meaning of Section 12-101(c) and 12-103(c) of the Commercial Law Article of the Annotated Code of Maryland, and Borrower further warrants that all loan proceeds will be used for said business or commercial investment purpose.
     (i) Fixture Filing and Financing Statements. This Security constitutes a security agreement, fixture filing and financing statement as those terms are used in the UCC. This Security Instrument is to be filed and recorded in, among other places, the real estate records of the County in which the Premises is located and the following information is included: (1) the Borrower shall be deemed. the “Debtor” with the address set forth for the Borrower in the introductory paragraph of this Deed of Trust; (2) the Lender shall be deemed to be the “Secured Party” with the address set forth for the Lender in the introductory paragraph of this Security Instrument and shall have all of the rights of a secured party under the UCC; (3) this Security Instrument covers goods which are or are to become fixtures; (4) the name of the record owner of the land is the Borrower; (5) the organizational identification number of the Borrower is as set forth on the signature page hereof; (6) the Borrower is a limited partnership or a limited liability company, as applicable, organized under the laws of the State of Delaware; and (7) the legal name of Borrower is as set forth on the signature page hereof, and Borrower is not known by any other name(s). Borrower hereby authorizes Lender to file any financing statements and terminations thereof or amendments or modifications thereto without the signature of Borrower where permitted by law.
     Section 18.40. Certain Matters Relating to Property Located in Missouri. With respect to the Property located in the State of Missouri, notwithstanding anything contained herein to the contrary:
     (a) FUTURE ADVANCES ARE SECURED HEREBY PURSUANT TO SECTION 443.055 OF THE REVISED STATUTES OF MISSOURI.
     (b) In the event any foreclosure advertisement is running or has run at the time of such appointment of a successor Trustee, the successor Trustee may, to the extent permitted by applicable law, consummate the advertised sale without the necessity of republishing such advertisement.
     (c) Upon the occurrence of an Event of Default, the Trustee shall, at the request of Lender, proceed to sell the Property as one parcel in its entirety or any part thereof, either in mass or in parcels, at the absolute discretion of Trustee, at public venue, to the highest bidder for cash at the door of the Court House or other location then customarily employed for that purpose in the county (or city) where the Property is located, first giving notice of the time and place of sale, and a description of the property to be sold, by advertisement published and as is provided by the laws of the State of Missouri then in effect, and upon sale shall execute and deliver a deed of conveyance of the property sold to the purchaser or purchasers thereof, and any statement or recital of fact in such deed, in relation to the non-payment of the money hereby secured to be paid, existence of the indebtedness so secured, notice of advertisement, sale and receipt of the proceeds of sale, shall be presumptive evidence of the truth of such statements or recital. The power of sale hereunder shall not be exhausted by any one or more such sales (or attempts to sell) as to all or any portion of the Property remaining unsold, but shall continue unimpaired until all of the Property has been sold or the Note and all other indebtedness of Borrower to Lender secured hereby shall have been paid in full.
     (d) The Trustee may sell and convey the Property under the power aforesaid, although the Trustee has been, may now be or may hereafter be attorney or agent of the Lender in respect to the loan made by Lender evidenced by the Note or this Security Instrument or in respect to any matter of business whatsoever:
     (e) The Trustee hereby lets the Property to the Borrower until a sale be had under the foregoing provisions, upon the following terms and conditions, such letting being to-wit: The Borrower and every and all persons claiming or possessing the Property, or any part thereof, by, through or under Borrower shall pay. rent therefor during said term at the rate of one cent (1¢) per month, payable monthly upon demand, and shall surrender immediate peaceable possession of said premises, to the purchaser thereof, under such sale, without notice or demand therefor. Should possession not be surrendered as provided for herein the purchaser. shall be entitled to institute proceedings for possession as aforesaid.
     (f) The following is added pursuant to Section 432.047 of the Missouri Revised Statutes. As used below “borrower(s)” shall mean Borrower and “creditor” shall mean Lender:
     ORAL AGREEMENTS OR COMMITMENTS TO LOAN MONEY, EXTEND CREDIT OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT INCLUDING PROMISES TO EXTEND OR RENEW SUCH DEBT ARE NOT ENFORCEABLE, REGARDLESS OF THE LEGAL THEORY UPON WHICH IT IS BASED THAT IS IN ANYWAY RELATED TO THE LOAN. TO PROTECT YOU (BORROWER) AND US (LENDER) FROM MISUNDERSTANDING OR DISAPPOINTMENT, ANY AGREEMENTS WE REACH COVERING SUCH MATTERS ARE CONTAINED IN THIS WRITING, WHICH IS THE COMPLETE AND EXCLUSIVE STATEMENT OF THE AGREEMENT BETWEEN US, EXCEPT AS WE MAY LATER AGREE IN WRITING TO MODIFY IT.
     (g) In the event any person legally entitled thereto shall at any time deliver or cause to be delivered to the Lender a notice pursuant to subsection 6 or 8 of Section 443.055 of the Missouri Revised Statutes electing to terminate the operation of this Security Instrument as security for future advances or future obligations made or incurred after the date of such notice, then upon receipt of such notice Lender shall have no further obligation under the Note, this Security Instrument or otherwise to advance monies to or for the account of Borrower, notwithstanding anything in the Note or this Security Instrument to the contrary. Moreover, any request by Borrower for an advance under the Note or hereunder shall constitute a certification that no such notice of lien termination has been given.

     (h) The following notice is provided pursuant to Section 427.120 of the Missouri Revised Statutes. As used herein, the terms “you” and “your” shall refer to Borrower, and the terms “we” and “us” shall refer to Lender,
     UNLESS YOU PROVIDE EVIDENCE OF THE INSURANCE COVERAGE REQUIRED BY YOUR AGREEMENT WITH US, WE MAY PURCHASE INSURANCE AT YOUR EXPENSE TO PROTECT OUR INTERESTS IN YOUR COLLATERAL. THIS INSURANCE MAY, BUT NEED NOT, PROTECT YOUR INTERESTS IN YOUR COLLATERAL. THIS INSURANCE MAY, BUT NEED NOT, PROTECT YOUR INTERESTS. THE COVERAGE THAT WE PURCHASE MAY NOT PAY ANY CLAIM THAT YOU MAKE OR ANY CLAIM THAT IS MADE AGAINST YOU IN CONNECTION WITH THE COLLATERAL. YOU MAY LATER CANCEL ANY INSURANCE PURCHASED BY US, BUT ONLY AFTER PROVIDING EVIDENCE THAT YOU HAVE OBTAINED INSURANCE AS REQUIRED BY OUR AGREEMENT. IF WE PURCHASE INSURANCE FOR THE COLLATERAL, YOU WILL BE RESPONSIBLE FOR THE COSTS OF THAT INSURANCE, INCLUDING THE INSURANCE PREMIUM, INTEREST AND ANY OTHER CHARGES WE MAY IMPOSE IN CONNECTION WITH THE PLACEMENT OF THE INSURANCE, UNTIL THE EFFECTIVE DATE OF THE CANCELLATION OR EXPIRATION OF THE INSURANCE. THE COSTS OF THE INSURANCE MAY BE ADDED TO YOUR TOTAL OUTSTANDING BALANCE OR OBLIGATION. THE COSTS OF THE INSURANCE MAY BE MORE THAN THE COST OF INSURANCE YOU MAY BE ABLE TO OBTAIN ON YOUR OWN.
     (i) This Security Instrument is effective as a financing statement filed as a fixture filing under Sections 9-313 and 9-402 of the Uniform Commercial Code, as amended or recodified from time to time, covering any of the Fixtures which now is or later may become fixtures attached to the Premises. The addresses set forth in Section 110 1 hereof are the mailing address of Borrower, as debtor under the Uniform Commercial Code, and Lender, as secured party under the Uniform Commercial Code, respectively and the organizational identification number of Borrower is set forth on the signature page hereof. The fixture collateral relates to the real property described on Exhibit A of which Borrower is the record owner.
     Section 18.41. Intentionally Omitted.
     Section 18.42. Intentionally Omitted.
     Section 18.43. Intentionally Omitted.
     Section 18.44. Intentionally Omitted.
     Each of the Deeds of Trust ends with Section 18.44, omitting, in their entirety, Sections 18.45 and 18.46 included in the Form Agreement.